UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

Bumble Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40054	85-3604367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 West 41st Street
Austin, Texas		78756
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 696-1409

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2024, Bumble Inc. (“Bumble”) completed the acquisition by merger (the “Acquisition”) of the outstanding capital stock of Geneva Technologies, Inc. (the “Acquired Business”), a privately held company with approximately 160 stockholders, for an aggregate purchase price of approximately $17 million in cash, subject to specified purchase price adjustments. As part of the Acquisition, Bumble also entered into employment and retention agreements with key personnel of the Acquired Business, subject to customary terms and conditions. The principal assets of the Acquired Business, which is a pre-revenue company, are a social networking and communications platform for building friendship and community and related intellectual property rights.

In connection with the Acquisition, Bumble obtained from the staff of the U.S. Securities and Exchange Commission, pursuant to its authority under Rule 3-13 under Regulation S-X, a waiver from the requirements of Rule 3-05 and Article 11 of Regulation S-X to provide certain financial statements and pro forma financial information related to the Acquisition. As a result, Bumble will not provide such financial statements and information under Item 9.01 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUMBLE INC.

Date:	July 1, 2024	By:	/s/ Elizabeth Monteleone
		Name: Title:	Elizabeth Monteleone Chief Legal Officer